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                                                                   Exhibit 10.35

                                     [LOGO]
                                     NUVERA
                                   FUEL CELLS





                                                                   July 27, 2000

J. Barclay Collins, II, Esq.
Amerada Hess Corporation
1185 Avenue of the Americas
New York, New York 10036



Dear Barclay:

       This letter sets forth the Agreement of Nuvera Fuel Cells, Inc. ("Nuvera") and Amerada Hess Corporation ("Hess") with respect to a transaction pursuant to which Hess will invest $15,000,000 in Nuvera, representing 67,416 newly-issued shares of the common stock of Nuvera (the "Transaction'"). The total number of shares of common stock outstanding after the closing under this Transaction, taking into account the 6% to be sold to Hess pursuant to this Transaction, will be 1,067,416 shares.

       The following are the details of the Transaction:

1. The funds will be used as determined by the Nuvera Board of Directors.

2. At closing, Hess will pay $15,000,000 in cash to Nuvera in exchange for the 67,416 shares of stock of Nuvera as stated above.

3. In view of Hess's role on the Nuvera Board of Directors, Hess represents that there are no conditions to closing, other than as in Articles 7.1(a) and (b) of the Investment Agreement dated March 30, 2000 among Hess, Arthur D. Little, Inc. ("ADL") and Nuvera (formerly known as Epyx Corporation) (the "Agreement"), and no due diligence is required by Hess to conclude this Transaction.


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J. Barclay Collins, II, Esq.
Page 2
July 27, 2000

4. The representations and warranties made by Nuvera and ADL in Article IV of the Agreement, of ADL made in Article V of the Agreement and of Hess contained in Article VI of the Agreement will apply to this Letter Agreement as if made today and at the date of the closing of this Transaction, as applicable. Other than Sections 4.1, 4.2 and 4.4, such representations and warranties are made to the best knowledge of the parties.

5. The conditions precedent to closing as contained in Article VII of the Agreement will apply to this Letter Agreement as if made today and at the date of the closing of this Transaction, as applicable.

6. This Letter Agreement will not affect Hess's rights under Article IX of the Agreement.

7. Any provisions of the Agreement which by their nature would be applicable to this Transaction and the shares to be issued, will apply giving due effect to the intent of the parties in entering into this Letter Agreement.

8. Hess will transfer $15,000,000 to Nuvera no later that 12:00 p.m. on July 31, 2000, and Nuvera will deliver a share certificate to Hess representing the 67,416 shares in Nuvera no later than 5:00 p.m. on July 31, 2000. All times are Eastern Daylight Savings Time. If the share certificate is not delivered to Hess for any reason, Nuvera will return the $15,000,000 to Hess.

9. Hess represents that there are no further approvals of Hess required to consummate the Transaction.

10. All approvals required by the Stockholders' Agreement dated April 4, 2000, among DeNora Fuel Cells, S.p.A., ADL and Hess will be obtained prior to closing under this Letter Agreement.

11. Article II, Section 2.1 of the Stockholders' Agreement will be amended so that Stockholders will take such action as is necessary to fix the number of Directors at nine (9) and Hess will have the right to designate two (2) Directors. This Letter Agreement will not otherwise affect any rights of the parties under the Stockholders' Agreement.

12. Each Party will bear its own fees and expenses incurred in connection with the Transaction including fees for disbursements of attorneys and other advisors.

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J. Barclay Collins
Page 3
July 27, 2000



13. Neither Hess nor Nuvera will issue a press release or public announcement with respect to the contents of this letter or the negotiations relating to this letter or any definitive documentation without the written consent of the other party.

14. This letter will be governed by and construed in accordance with the laws of the State of Delaware.

15. This letter is a legal and binding obligation of the parties.

    Please confirm your agreement to the above by signing and returning one copy of this letter to me.



                                                     Very truly yours,

                                                     /s/ Lorenzo C. Lamadrid

                                                     Lorenzo C. Lamadrid

  AMERADA HESS CORPORATION

  By: /s/ John A. Gartman
     ------------------------------------
     John A. Gartman for Barclay Collins, II

  NUVERA FUEL CELLS INCORPORATED

  By: /s/ Federico DeNora
     ------------------------------------
     Federico DeNora

  NUVERA FUEL CELLS INCORPORATED

 By: /s/ Mark A. Brodsky
    -------------------------------------
    Mark A. Brodsky